NEWS RELEASE

CONTACT: Gary S. Maier

Maier & Company, Inc. (310) 442-9852

FUEL SYSTEMS SOLUTIONS REPORTS RECORD

2008 FIRST QUARTER RESULTS

--Revenue Up 72.5 Percent; Net Income Up More Than Six-Fold --

     SANTA ANA, CA – May 12, 2008 – Fuel Systems Solutions, Inc. (Nasdaq Global: FSYS) today announced record results for its first quarter ended March 31, 2008, supported by strong demand for its systems and components that enable internal combustion engines to operate on gaseous fuels.

     Revenue for the first quarter jumped to a record $94.6 million from $54.8 million a year earlier. Operating income for the same period climbed to $13.4 million from $3.8 million in the 2007 first quarter. Net income for the same period of 2008 climbed sharply to $6.2 million, or $0.40 per diluted share, from $1.0 million, or $0.07 per diluted share, a year ago.

     Other expense of $1.1 million for the 2008 first quarter consisted primarily of an unrealized foreign exchange loss on an intercompany loan compared with a $200,000 unrealized foreign exchange loss in the same period of the prior year, largely related to the same intercompany loan. Income tax expense, which primarily consists of foreign taxes, was $5.5 million during the first quarter 2008 compared with $1.9 million for the same period in 2007.

     “Results for the 2008 first quarter reflect a $38.3 million, or 118 percent, increase in revenue contributions derived from the company’s transportation business, and a 6.6 percent increase in revenues derived from our industrial business, representing additional contributions of $1.5 million, on a year-over-year basis,” said Mariano Costamagna, chief executive officer.

     He noted that the company’s transportation business for the first quarter of 2008 benefited from a more than 50 percent increase in unit volume output from the previous quarter derived from its delayed original equipment manufacturing conversion operation -- enabling vehicles to operate on compressed natural gas (CNG) or liquefied petroleum gas (LPG). Costamagna added that aftermarket conversions of internal combustion engines to gaseous fuel operation still represent the largest percentage of business in the industry today, with automotive original equipment factory conversions relatively low in output volume. “The utilization of our capabilities by automobile manufacturers on a delayed basis provides economies of scale, technological advantages and benefits to consumers who desire original equipment warranty protection,” Costamagna said.

     He highlighted the company’s recent announcement regarding the expansion of its Italian delayed automotive original equipment manufacturing operation in Livorno, Italy. This facility, combined with the company’s current operation in Cherasco, Italy, will enable Fuel Systems Solutions to more than double its 2007 delayed original equipment output. The new facility in Livorno serves original equipment automobile manufacturers such as Hyundai-Kia and Great Wall, while the operation in Cherasco supports automobile companies such as Chevrolet, Subaru and Citroën.

Company Outlook

     Based on its current assessment of near-term market trends, the company is increasing its full year 2008 consolidated revenue guidance to $320 million and maintaining its gross profit margin of approximately 24 percent and operating margin of approximately nine percent.

Teleconference and Webcast

     The company will hold an investor conference call tomorrow, Tuesday, May 13, 2008, at 12:00 p.m. Pacific Time to discuss the company's financial results and operations for the first quarter of 2008. The call will be open to all interested investors, either through a live audio Web broadcast via the Internet at http://fuelsystemssolutions.com or live by calling (877) 440-5804 (domestic) or (719) 325-4879 (international) with call ID number 7504293. For those who are not available to listen to the live broadcast, the call will be archived for two weeks on Fuel Systems Solutions' Web site. A telephone playback of the conference call will also be available from 4:00 p.m. Eastern Time Tuesday, May 13 through 11:59 p.m. Tuesday, May 27 by calling (888) 203-1112 (domestic) or (719) 457-0820 (international) and using access code: 7504293.

     Fuel Systems Solutions is a holding company with two direct wholly owned subsidiaries, IMPCO Technologies and BRC Gas Equipment. Additional information is available at www.fuelsystemssolutions.com. IMPCO designs, manufactures, markets and supplies advanced products and systems to enable internal combustion engines to run on clean burning gaseous fuels such as natural gas, propane and biogas. IMPCO is a leader in the heavy duty, industrial, power generation and stationary engines sectors. Headquartered in Santa Ana, California, IMPCO has offices throughout Asia, Europe, Australia and North America. Additional information is available at www.impcotechnologies.com. BRC, through its wholly owned subsidiaries, produces a complete range of systems for converting vehicles to gaseous fuel to meet market requirements. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Headquartered in Cherasco, Italy, BRC has offices throughout Asia, Europe and South America. Additional information is available at BRC’s web site http://www.brc.it.

     This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the company’s sales and output expectations for its delayed original equipment manufacturing operations; and its ability to achieve 2008 revenue of approximately $320 with gross profit margin of 24 percent and operating margin of nine percent. Such statements are only predictions, and the company’s actual results may differ materially. Factors that may cause the company’s results to differ include, but are not limited to risks that original equipment automobile manufacturers do not adopt the company’s fuel systems as expected or that the fuel systems do not meet future emissions regulations. Readers also should consider the risk factors set forth in the company’s reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the company’s Annual Report on Form 10-K, for the year ended December 31, 2007. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

# # #

(Financial tables follow)

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31
	2008	2007

Revenue	$94,600	$54,833
Cost of revenue	67,116	41,055

Gross profit	27,484	13,778

Operating expenses:
Research and development expense	2,828	2,048
Selling, general and administrative expense	11,171	7,933
Amortization of intangibles assets	93	33

Total operating expenses	14,092	10,014

Operating income	13,392	3,764
Other expense, net	(1,121)	(246)
Interest expense, net	(192)	(291)

Income from operations before income taxes and equity share
in income of unconsolidated affiliates	12,079	3,227
Equity share in income of unconsolidated affiliates	168	163
Income tax expense	(5,540)	(1,905)

Income before minority interests	6,707	1,485
Minority interests in income of consolidated subsidiaries	481	467

Net income	$6,226	$1,018

Net income per share:
Basic	$0.40	$0.07

Diluted	$0.40	$0.07

Number of shares used in per share calculation:
Basic	15,520	15,251

Diluted	15,593	15,553

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,952	$26,797
Accounts receivable less allowance for doubtful accounts
of $2,454 and $2,399, respectively	73,181	51,876
Inventories:
Raw materials and parts	35,783	33,890
Work-in-process	1,641	2,247
Finished goods	35,076	31,197
Inventory on consignment with unconsolidated affiliates	2,813	2,991
Total inventories	75,313	70,325
Deferred tax assets	3,524	2,248
Related party receivables	84	44
Other current assets	2,664	3,820
Total current assets	184,718	155,110
Equipment and leasehold improvements:
Dies, molds and patterns	5,733	5,725
Machinery and equipment	27,239	25,049
Office furnishings and equipment	9,173	8,601
Automobiles and trucks	2,347	2,047
Leasehold improvements	5,801	4,769
	50,293	46,191
Less accumulated depreciation and amortization	23,382	21,151
Net equipment and leasehold improvements	26,911	25,040
Goodwill	49,608	46,486
Intangible assets, net	13,448	13,059
Investment in unconsolidated affiliates	2,745	2,310
Non-current related party receivable	2,843	3,450
Deferred tax assets, net	225	184
Other assets	1,463	1,731
Total Assets	$281,961	$247,370

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	March 31,	December 31,
	2008	2007
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$56,685	$50,314
Accrued expenses	29,480	19,666
Current revolving lines of credit	2,785	3,307
Current portion of term and other loans	4,939	4,791
Current portion of capital leases	434	428
Deferred tax liabilities	126	117
Related party payables	7,761	5,921
Total current liabilities	102,210	84,544
Term loans	9,320	9,449
Capital leases	334	431
Other liabilities	6,271	5,860
Minority interest	7,218	6,601
Deferred tax liabilities	5,929	5,432
Total liabilities	131,282	112,317
Stockholders' equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued
and outstanding at March 31, 2008 and December 31, 2007	–	–
Common stock, $0.001 par value, authorized 200,000,000 shares;
15,548,097 issued and 15,534,415 outstanding at March 31, 2008; 15,512,798
issued and 15,499,115 outstanding at December 31, 2007	16	15
Additional paid-in capital	216,742	216,483
Shares held in treasury, 13,683 shares at March 31, 2008 and December 31, 2007	(436)	(432)
Accumulated deficit	(96,470)	(102,696)
Accumulated other comprehensive income	30,827	21,683
Total stockholders' equity	150,679	135,053
Total Liabilities and Stockholders’ Equity	$281,961	$247,370